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                                                              EXHIBIT 23.3

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement File No. 333-42821 on the Post-Effective Amendment No. 1 to Form S-3 of Weeks Corporation of our report dated January 30, 1998 relating to the statement of revenues and certain expenses of Beacon Centre Acquisition Property for the year ended December 31, 1996 appearing in the Report on Form 8-K/A of Weeks Corporation dated January 9, 1998 and to the reference to us under the heading "Experts" in the related Prospectus which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

April 22, 1998